                                                                    EXHIBIT 10.8

                                VOTING AGREEMENT


                  This Voting Agreement (this "Agreement") is entered into as of September 18, 1997, by and among Paradigm Music Entertainment Company, a Delaware corporation (the "Company"), TCI Music, Inc., a Delaware corporation ("TCI Music"), and the Company Stockholders (as defined below).

                                    Recitals

                  TCI Music and the Company are entering into a letter agreement (the "Letter Agreement") dated as of the date of this Agreement, providing, among other things, for the merger (the "Merger") of a wholly owned subsidiary of TCI Music ("Merger Sub") with and into the Company and conversion of the shares of capital stock of the Company outstanding at the time of the Merger, on a fully diluted basis, into shares of Series A Common Stock of TCI Music ("TCI Music Shares"). As an inducement to TCI Music and the Company to enter into the Letter Agreement, the Company Stockholders have agreed to enter into this Agreement.

                                    Agreement

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Certain Definitions. For the purposes of this Agreement, the following terms will have the meanings set forth below:

                           "Affiliate" and "Associate" when used with reference
to any Person will have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act as in effect on the date hereof. A Person will be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become a Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or other acquisition rights or otherwise.

                           "Bankruptcy and Equity Exception" means an exception
to enforceability of an obligation because of the application of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles.

                           "Company Stockholders" means the Persons named on
Schedule 1 to this Agreement.

                           "Merger Agreement" means the Letter Agreement and, if
applicable, the definitive Agreement of Merger contemplated thereby.

                           "Person" means any human being or any partnership,
limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, government (including any authority or agency thereof), or other entity.

                           "Shares" means shares of Class A Common Stock, Class
B Common Stock and Class E Common Stock of the Company, and any other shares of capital stock or other voting securities of the Company.

                  2. Representations and Warranties of the Company. The Company represents and warrants to TCI Music and to each of the Company Stockholders that:

                           (a) The Company has all requisite corporate power and
authority and, subject to approval by its stockholders, has taken all corporate action necessary in order to execute and deliver, and to perform its obligations under, the Merger Agreement and this Agreement.

                           (b) Each of the Merger Agreement and this Agreement
has been (or, when executed, will be) duly executed and delivered by the Company and is (or will be) a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                           (c) As of the date of this Agreement, the authorized
capital stock of the Company consists of (i) 31,999,900 shares of Class A Common Stock, of which 1,596,704 shares are outstanding (6,000 of which currently are held in escrow), (ii) 1,000,100 shares of Class B Common Stock, of which 1,000,005 shares are outstanding (566,670 of which currently are held in escrow), (iii) 2,000,000 shares of Class E Common Stock, of which 1,226,715 shares are outstanding (none of which currently is held in escrow) and (iv) 5,000,000 shares of Preferred Stock, none of which are outstanding. All issued and outstanding shares of capital stock of the Company were validly issued and are fully paid and nonassessable. Except as described on Schedule 2(c), there are no (and at no time prior to the Merger will there be any) options, warrants, calls, subscriptions, rights or other commitments of any kind obligating the Company to issue (or reserve for issue), transfer or sell any capital stock of the Company.

                  3. Representations and Warranties of TCI Music. TCI Music represents and warrants to the Company and to each of the Company Stockholders that:

                           (a) TCI Music has all requisite corporate power and
authority and has taken all corporate action necessary in order to execute and deliver, and to perform its obligations under, this Agreement.


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
                           (b) Each of the Merger Agreement and this Agreement
has been (or, when executed, will be) duly executed and delivered by TCI Music and is (or will be) a valid and binding agreement of TCI Music enforceable against TCI Music in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  4. Representations and Warranties of the Company Stockholders. Each of the Company Stockholders severally represents and warrants to TCI Music and to the Company that:

                           (a) Such Company Stockholder Beneficially Owns the
number of Shares set forth on Schedule 4, free and clear of any lien, encumbrance or other adverse claim.

                           (b) Each record holder of any Shares Beneficially
Owned by such Company Stockholder is identified on Schedule 4.

                           (c) Such Company Stockholder, either alone or with
one or more other Company Stockholders, has (i) the right to vote, or to direct the voting of, the Shares Beneficially Owned by such Company Stockholder and
(ii) the right to dispose, or to direct the disposition of, the Shares Beneficially Owned by such Company Stockholder.

                           (d) Such Company Stockholder has all requisite power
and authority (corporate or otherwise) and has taken all action (corporate or otherwise) necessary in order to execute and deliver, and to perform its obligations under, this Agreement.

                           (e) This Agreement has been duly executed and
delivered by such Company Stockholder and is a valid and binding agreement of such Company Stockholder enforceable against such Company Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                           (f) No notices, reports or other filings are required
to be made by such Company Stockholder with, and no consents, registrations, approvals, permits or authorizations are required to be obtained by such Company Stockholder from, any Person, in connection with the execution and delivery of this Agreement by such Company Stockholder, except those that the failure to make or obtain is not, individually or in the aggregate, reasonably likely to prevent, delay or impair the ability of such Company Stockholder to perform such Company Stockholder's obligations under this Agreement.

                           (g) The execution, delivery and performance of this
Agreement by such Company Stockholder do not, and the consummation by such Company Stockholder of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under (in the case of any Company Stockholder that is not a human being), the articles or certificate of incorporation or bylaws, or any comparable governing instruments, of such Company Stockholder, or (ii) a breach or violation of, a default under, the acceleration of any obligations of or the creation of a Lien on the assets of such Company Stockholder (with or without notice, lapse of time or both) pursuant to, any instrument, agreement or Legal Requirement binding on such Company Stockholder or to which such Company Stockholder is subject, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, delay or impair the ability of such Company Stockholder to perform such Company Stockholder's obligations under this Agreement.

                           (h) Such Company Stockholder acknowledges that the
execution and delivery of this Agreement by such Company Stockholder may be deemed to be a purchase by such Company Stockholder of TCI Music Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and, in that regard, the Company Stockholder represents and warrants to TCI Music that: (i) the Company Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act; (ii) such Company Stockholder is acquiring the TCI Music Shares pursuant to the Merger Agreement for such Company Stockholder's own account for investment only and without a view to the distribution thereof except in a transaction permitted under the following clause (iii); and (iii) such Company Stockholder will not sell or otherwise dispose of such TCI Music Shares except in a transaction registered or qualified under the Securities Act and applicable state securities laws or unless an exemption from those requirements is available.

                  5. Agreement to Vote Shares. Each of the Company Stockholders severally covenants and agrees with TCI Music and the Company: (a) to vote or to cause to be voted all Shares that are Beneficially Owned by such Company Stockholder in favor of (or to grant or to cause to be granted consents with respect to such Shares for), and to cause any holder of record of Shares to vote such Shares in favor of (or to grant consents with respect to such Shares for), the adoption and approval of the Merger Agreement and the Merger at every meeting of the Stockholders of the Company (or any solicitation of consents in lieu thereof) at which such matters are considered and at every adjournment or postponement thereof; (b) to vote or to cause to be voted such Shares against (or to withhold or to cause to be withheld consents with respect to such Shares for), and to cause any holder of record of Shares to vote such Shares against (or to withhold or to cause to be withheld consents with respect to such Shares for), any proposal that would compete or interfere with, or that would in any way delay or otherwise inhibit the timely consummation of, the Merger and the other transactions contemplated by the Merger Agreement; and (c) to vote or to cause to be voted such Shares in favor of (or to grant or to cause to be granted consents with respect to such Shares for), and to cause any holder of record of Shares to vote such Shares in favor of (or to grant consents with respect to such Shares for), the release of all shares of Class A, Class B and Class E Common Stock of the Company held in escrow pursuant to the Company's Second Restated Certificate of Incorporation, the Stock Escrow Agreement dated as of November 21, 1995 among the Company, certain of its stockholders and American Stock Transfer & Trust Company or otherwise from such escrow immediately prior to the effective time of the merger contemplated by the Merger Agreement, all to the extent such Shares are not disqualified by law or any contract existing prior to the date of this Agreement from voting or from giving or withholding consent with respect to such release.

                  6. No Voting Trusts or Transfers. Each Company Stockholder will not, and will not permit any record holder of Shares to, (i) deposit any Shares Beneficially Owned by such


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
Company Stockholder in a voting trust or subject any Shares to any arrangement with respect to the voting of such Shares other than this Agreement or any other agreement entered into in furtherance of the Merger or (ii) sell, assign, pledge, grant a lien on, or security interest in, or otherwise transfer any of its interest in, any Shares to any Person unless such transferee agrees in writing to be bound by this Agreement to the same extent as such Company Stockholder.

                  7. Proxy. At the written request of TCI Music, each Company Stockholder will appoint or will cause to be appointed TCI Music as its true and lawful attorney and proxy, in the name, place and stead of such Company Stockholder, to vote (consistent with this Agreement) as the proxy of the Company Stockholders all of the Shares Beneficially Owned by such Company Stockholder at any and all meetings of the stockholders of the Company, or any adjournments thereof, at which votes of the Company's stockholders will be taken in connection with the Merger or in connection with any proposal that would compete or interfere with, or that would in any way delay or otherwise inhibit the timely consummation of, the Merger and the other transactions contemplated by the Merger Agreement, giving and granting to TCI Music all the powers such Company Stockholder would possess if personally present. Such appointment also will authorize TCI Music to execute (or to withhold) one or more written consents solicited in lieu of any such meeting of stockholders of the Company. Such proxy is coupled with an interest and will be irrevocable until the date on which this Agreement terminates.

                  8.       Miscellaneous.

                           (a) Governing Law. This agreement and the rights and
obligations of the parties under this agreement will be governed by and construed in accordance with and subject to the laws of the State of Delaware, without reference to conflicts of laws principles.

                           (b) Venue; Waiver of Jury Trial. The parties hereby
irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding will be heard and determined in such a Delaware state or federal court. Each party consents to and grants any such court jurisdiction over the person of such party and over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph (c) of this Section or in such other manner as may be permitted by law will be valid and sufficient service thereof.


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
                           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b).

                           (c) Notices. All notices, requests, claims, demands
and other communications required or permitted to be given or made pursuant to this Agreement will be in writing and will be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

                         if to the Company: Paradigm Music Entertainment Company
                                            67 Irving Place North
                                            4th Floor
                                            New York, New York  10003
                                            Attn: President
                                            Fax No.:  (212) 603-2298

                         with a copy to:    Reid & Priest L.L.P.
                                            40 West 57th Street
                                            New York, New York  10019
                                            Attn:  Michael Elkins, Esq.
                                            Fax No.:  (212) 603-2298

                         if to the Company
                           Stockholders:    As set forth on Schedule 1


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
                         if to TCI Music:   c/o Liberty Media Corporation
                                            8101 East Prentice Avenue
                                            Suite 500
                                            Englewood, Colorado  80111
                                            Attn:  David B. Koff, President
                                            Fax No.:  (303) 721-5443

                         with a copy to:    Sherman & Howard L.L.C.
                                            633 Seventeenth Street
                                            Suite 3000
                                            Denver, Colorado  80202
                                            Attn:  Charles Y. Tanabe, Esq.
                                            Fax No.:  (303) 298-0940

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                           (d) Severability. The provisions of this Agreement
will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or its application to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                           (e) Counterparts. This Agreement may be executed in
any number of counterparts, each of which will be deemed to be an original and all of which will together constitute the same agreement.

                           (f) Termination; Survival. This Agreement will
terminate upon (i) the mutual written consent of all parties, (ii) the time the Merger becomes effective or (iii) the termination of the Merger Agreement in accordance with its terms, and all the provisions of this Agreement will terminate at such time.

                           (g) Captions. All captions in this Agreement are for
convenience of reference only and are not part of this Agreement, and no construction or reference will be derived therefrom.

                           (h) Specific Performance. Each party acknowledges
that it will be impossible to measure in money the damage to the other party if such party fails to comply with any of the obligations imposed by this Agreement, that each such obligation is material and that, in the


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
event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in the form of damages. Each party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                           (i) Successors and Assigns. This Agreement will be
binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and will not be assignable without the written consent of all other parties hereto.

                           (j) Entire Agreement; Amendment; Waiver. This
Agreement (including any schedules hereto) and the Merger Agreement (including any exhibits and schedules thereto) supersede all prior agreements, written or oral, among the parties with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provision hereof may be modified or waived, except by an instrument in writing signed by all the parties or, in the case of a waiver, each party granting such waiver. No waiver of any provision hereof by any party will be deemed a waiver of any other provision hereof by any such party, nor will any such waiver be deemed a continuing waiver of any provision hereof by such party.

                           (k) Further Assurances. The parties will execute and
deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                           (l) Third Party Beneficiaries. Nothing in this
Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.


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
                  In witness whereof, the parties have executed and delivered this Agreement as of the date first written above.

                                       PARADIGM MUSIC ENTERTAINMENT COMPANY



                                       By:    /s/ Thomas McPartland
                                              ---------------------------------
                                       Name:  Thomas McPartland
                                       Title: President


                                       TCI MUSIC, INC.



                                       By:    /s/ David B. Koff
                                              ---------------------------------
                                       Name:  David B. Koff
                                       Title: President


                                       THE COMPANY STOCKHOLDERS:



                                       /s/   Thomas McPartland
                                       ----------------------------------------
                                       Name: Thomas McPartland


                                       /s/   Robert B. Meyrowitz
                                       ----------------------------------------
                                       Name: Robert B. Meyrowitz


                                       /s/   Lou Falcigno
                                       ----------------------------------------
                                       Name: Lou Falcigno


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
                                   SCHEDULE 1

                              COMPANY STOCKHOLDERS


                                Thomas McPartland
                                Robert B. Meyrowitz
                                Lou Falcigno

                                  SCHEDULE 2(C)

                            OUTSTANDING OPTIONS, ETC.



                                                              EXERCISE OR
                                         EXPIRATION           CONVERSION        NUMBER OF
         DESCRIPTION                     DATE                 PRICE             SHARES                 CLASS OF SHARES
         -----------                     ----------           -----------       ---------              ---------------
1.       All shares of Class E           Not Applicable       Not               2,000,000              Convertible into
         Common Stock                                         applicable        authorized             Class A
                                                                                                       Common Stock

2.       Shares held by Marc Roberts     Not applicable       Not               6,000                  Class A
         deposited in escrow pursuant                         applicable                               Common Stock
         to the Escrow Agreement

3.       Warrants held by investors      January 2000         $3 per share      1,650,000              Class A
         in the bridge financing                                                                       Common Stock

4.       Warrants held by Blair and      5th anniversary      $3 per share      350,004                Class A
         Affiliates of Blair             of initial public                                             Common Stock
                                         offering
                                                                                175,006                Class E
                                                                                                       Common Stock

5.       Warrants held by Blair and      January 2000         $3 per share      165,000                Class A
         Affiliates of Blair                                                                           Common Stock

6.       Shares reserved for issuance    Not applicable       Not               333,333, of which      Class A
         to directors, consultants and                        applicable        94,000 would be        Common Stock
         employees                                                              deposited in
                                                                                escrow

7.       Shares issuable in              Not applicable       Not               66,667                 Class A
         connection with Purple                               applicable                               Common Stock
         Demon acquisition

8.       Warrants issued to SonicNet     January 13,          $3 per share      100,000                Class A
         in connection with SonicNet     2000                                                          Common Stock
         acquisition

9.       Shares issuable in              Not applicable       Not               Up to 75,000           Class A
         connection with Addicted to                          applicable                               Common Stock
         Noise acquisition

10.      Shares of Class B Common        Not applicable       Not               566,670                Class B
         Stock owned by the                                   applicable                               Common Stock
         individuals named in
         Schedule 1,  held in escrow
         pursuant to the Escrow
         Agreement


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
                                   SCHEDULE 4

                               OWNERSHIP OF SHARES



      Company                        Shares
    Stockholder                 Beneficially Owned             Record Holder
    -----------                 ------------------             -------------
Thomas McPartland                 500,001 Class B            Thomas McPartland
                                  250,002 Class E

Robert B. Meyrowitz               250,002 Class B            Robert Meyrowitz
                                  125,001 Class E

Lou Falcigno                      250,002 Class B            Lou A. Falcigno
                                  125,001 Class E


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